Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of November 15, 2013, is by and among Genius Brands International, Inc., a Nevada corporation (the “Parent”), A2E Acquisition , LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), A Squared Entertainment LLC, a Delaware Limited Liability Company (the “Company”), and A Squared Holdings, LLC, a California Limited Liability Company (the “Seller”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND AND RECITALS

The Company has One Hundred (100) membership units (the “Membership Units”) outstanding, all of which are held by Seller. In connection with a recapitalization of Parent, and subject to the terms and conditions of this Agreement, including without limitation the closing of the Concurrent Transactions (as defined below) and execution and delivery of the Constituent Agreements (as defined below), the parties hereto have agreed to effect the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms of this Agreement.

As a result of the Merger, among other effects, the Membership Units will be canceled and exchanged for an aggregate of Two Hundred and Ninety Seven Million Two Hundred and Eighteen Thousand Two Hundred and Thirty Seven (297,218,237) newly issued shares of common stock (the “Parent Stock”), par value $0.001 per share, of the Parent, (the “Parent Common Stock”) and the Company will be the entity surviving the Merger.

The Merger is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and Merger.

Concurrent with and as a condition to the Merger, the Parent will enter into employment agreements with each of Andy Heyward and Amy Heyward (collectively the “Heywards”), in the forms attached as Exhibit A and Exhibit B, respectively, to serve as Chairman and Chief Executive Officer and President, respectively, of Parent (collectively, the “Employment Agreements”), the Heywards shall execute lockup agreements, in the form attached hereto as Exhibit E (the “Officer Lockup Agreements”) and a registration rights agreement, in the form attached hereto as Exhibit C, with the Seller covering the Parent Stock (the “Registration Rights Agreement”). . The Employment Agreements, the Officer Lockup Agreements and the Registration Rights Agreement shall collectively be referred to herein as the “Constituent Agreements”.

Concurrent with and as a condition to the Merger, Parent will issue authorized but unissued shares of Parent Stock in conjunction with the Merger and the transactions and recapitalization discussed in Section 4.23 herein (collectively the “Transactions” or “Concurrent Transactions”).

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The Parties intend for the Merger and the other Concurrent Transactions to occur at a concurrent closing upon execution and delivery of this Agreement and the Constituent Agreements and for the Parent Stock to represent immediately after the Closing of the Merger 50% issued and outstanding shares of Parent Common Stock after giving effect to the Concurrent Transactions.

AGREEMENT

NOW THEREFORE, based on the foregoing premises and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

Article I

Exchange of Shares

Section 1.01 The Merger. At the Closing (as defined in Section 1.02), subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company in accordance with applicable provisions of Delaware law, the separate existence of Merger Sub shall cease and the Company shall survive and continue to exist as a limited liability company under the Delaware Limited Liability Company Act (the “DLLCA”) (the “Surviving Company”) under the name “A Squared Entertainment, LLC”. The Certificate of Formation of Surviving Entity as on file with the Delaware Secretary of State and the LLC Agreement of Surviving Entity, as in force and effect immediately prior to the Effective Time of the Merger, shall continue to be the Certificate of Formation and the LLC Agreement of Surviving Entity until duly amended in accordance with the provisions thereof and applicable law. The managers and officers of the Company shall be the managers and officers of the Surviving Company. Upon consummation of the Merger, the Seller, managers and officers of the Surviving Entity shall take all necessary action to amend the LLC Agreement to reflect the Parent as the sole member of the Surviving Entity.

Section 1.02 Effect of the Merger. At the Effective Time of the Merger (as defined herein), the effect of the Merger shall be as provided in the DLLCA. Without limiting the generality of the foregoing, at the Effective Time of the Merger all the property, rights, privileges, powers and franchise of the Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

Section 1.03 Effective Time of the Merger. The parties shall cause a Certificate of Merger required by the DLLCA relating to the Merger in the form attached hereto as Exhibit H to be filed with the Secretary of State of the State of Delaware pursuant to the DLLCA on the Closing Date. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein (the “Effective Time of the Merger”).

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Section 1.04 Conversion of Membership Units. At the Effective Time of the Merger, automatically by virtue of the Merger and without any action on the part of any Person: (i) each membership unit of Merger Sub that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger, be converted into one validly issued, fully paid and nonassessable membership unit of the Surviving Company; and (ii) all of the Membership Units of the Company shall be converted by virtue of the Merger, into the Parent Stock. A certificate representing the Parent Stock shall be delivered to Seller at the Effective Time of the Merger pursuant to the terms of this Agreement.

Section 1.05 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place concurrently with the execution and delivery of this Agreement on such date, time and location as shall be mutually determined by the Company and Parent (the “Closing Date”).

Article II

Representations and Warranties of Seller

Except as may be disclosed in Seller’s Disclosure Letter (“Seller Disclosure Schedule”), (it being understood and agreed that disclosure of any event, item or occurrence set forth in the Seller Disclosure Schedule shall apply to, qualify or modify the Section or subsection to which it corresponds and each of the other Sections of this Agreement to the extent the relevance of such disclosure to such other Section or subsection is reasonably apparent from the text and nature of such disclosure) Seller hereby represents and warrants to the Parent, as follows:

Section 2.01 Good Title. Seller is the record and beneficial owner of, and has good and marketable title to the Membership Units. Seller owns the Membership Units free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. Upon registering of the Parent as the new owner of such Membership Units in the register of the Company, the Parent will receive good title to such Membership Units, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, agreements among members and other encumbrances (collectively, “Liens”). Membership Units set forth next to Seller’s name on the signature page hereto are and will be at Closing, all of Membership Units of the Company.

Section 2.02 Power and Authority. Seller has the requisite organizational power and authority to enter into this Agreement. Seller has obtained all requisite approvals of its members to enter into this Agreement and consummate the Transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether enforcement is sought in equity or at law). No consent, approval or agreement of any individual or entity is required to be obtained by Seller in connection with the execution and performance by Seller of this Agreement or the execution and performance by Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

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Section 2.03 No Conflicts. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party (other than its members) or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the Seller; and (iii) will not violate or breach any contractual obligation to which Seller is a party except for such as would not result in a Company Material Adverse Effect (as defined below) or equivalent material adverse effect on Seller.

Section 2.04 No Finder’s Fee. Neither Seller nor the Heywards has created any obligation for any finder’s, investment banker’s, financial advisory, or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

Section 2.05 Purchase Entirely for Own Account. The Parent Stock proposed to be acquired by Seller hereunder will be acquired for investment for its own accounts, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling or otherwise distributing the Parent Stock except in compliance with applicable securities laws.

Section 2.06 Available Information. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

Section 2.07 Non-Registration. Seller understands that the shares of Parent Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein.

Section 2.08 Restricted Securities. Seller understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Seller pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering. Seller further acknowledges that if the Parent Stock is issued to Seller in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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Section 2.09 Legends. It is understood that the shares of Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THESE SECURITIES ARE SUBJECT TO THE TERMS OF A LOCK-UP AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD OR ASSIGNED OTHER THAN AS PERMITTED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

Section 2.10 Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

Section 2.11 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Seller’s knowledge, threatened against the Company, or any of the Company’s assets or properties. There is no judgment, decree or order against Seller or the Company that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to Seller’s or Company’s knowledge, threatened against Seller or the Company or any of the Company's assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to Seller’s knowledge, threatened against the Company. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business the violation of which would cause or would reasonably likely cause a Company Material Adverse Effect (as defined below). The Seller has access to and has reviewed the Parent’s filings with the Securities and Exchange Commission, at WWW.SEC.GOV, including the “Risk Factors” contained therein.

Section 2.12 Seller Lockup Agreement. At Closing, Seller shall execute and deliver a Lockup Agreement in the form attached hereto as Exhibit D, to the Parent. At Closing shall cause the Heywards to execute and deliver the Officer Lockup Agreements to Parent.

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Article III

Representations and Warranties of the Company

The Company and Seller, jointly and severally, represent and warrant to the Parent as provided below, except as set forth in a schedule (the “Company Disclosure Schedule”) (it being understood and agreed that disclosure of any event, item or occurrence set forth in the Company Disclosure Letter shall apply to, qualify or modify the Section or subsection to which it corresponds and each of the other Sections of this Agreement to the extent the relevance of such disclosure to such other Section or subsection is reasonably apparent from the text and nature of such disclosure). For purposes of this Agreement a “Company Material Adverse Effect” shall mean a sustained material adverse change or event in the business, results of operations, or financial condition of the Company or adversely affecting the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions. For purposes of this clause, a “Company Material Adverse Effect” shall not include any effects, events, developments or changes arising out of or resulting from (A) changes or conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in the industries in which the Company operates, (C) changes in general legal, tax, regulatory, political or general economic conditions affecting the Company in each case, proposed, adopted or enacted after the date hereof, or the interpretation or enforcement thereof, with the exception of any law that would prevent the business of the Company to be concluded in the ordinary course and in accordance with past practice or that would prevent or substantially impair the consummation of the Transactions, (D) natural disasters, (E) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, (F) any action taken by Parent or its affiliates in bad faith or in violation of this Agreement, or (G) any matter fully, fairly, and specifically disclosed in the Company Disclosure Schedule.

Section 3.01 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the articles of organization and operating agreement of the Company, each as amended to the date of this Agreement (as so amended, the “Company Charter Documents”). The Company owns or controls, directly or indirectly, all of the capital stock or comparable equity interests of each subsidiary (each, a “Subsidiary”) listed in the Company Disclosure Schedule, free and clear of any lien, and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

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Section 3.02 Capital Structure. The authorized capital structure of the Company consists of One Hundred (100) Membership Units all of which are outstanding and owned by Seller. No other Membership Units of the Company are issued, reserved for issuance or outstanding. All outstanding Membership Units of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of formation, the Company Charter Documents or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Membership Interests may vote (“Voting Company Debt”). Except as otherwise set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional membership units or other equity interests in, or any security convertible or exercisable for or exchangeable into any membership units or other equity interest in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Membership Units of the Company.

Section 3.03 Authority; Execution and Delivery; Enforceability. The Company has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations under this Agreement have been duly authorized and approved by the Managers of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether enforcement is sought in equity or at law). No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the Constituent Agreements or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

Section 3.04 No Conflicts; Consents.

(a)                The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (i) the Company Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.04(b), any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

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(b)               Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the performance by the Company of its obligations under this Agreement.

Section 3.05 Taxes.

(a)                The Company has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns were correct and complete in all material respects except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(b)               If applicable, the Company has established an adequate reserve reflected on its financial statements for all Taxes payable by the Company (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c)                For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

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Section 3.06 Benefit Plans. Except as set forth in the Company Disclosure Schedule, the Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement, except as set forth in the Company Disclosure Schedule, there are no employment, consulting, indemnification, severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

Section 3.07 Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”). Neither the Company nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 3.08 Compliance with Applicable Laws. To the best of its knowledge, the Company is in material compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.08 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

Section 3.09 Brokers; Schedule of Fees and Expenses. . No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is obligated in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 3.10 Contracts. Except as disclosed in the Company Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company’s execution of this Agreement and the consummation of the Transactions contemplated herein would not violate any Contract to which the Company or any of its Subsidiaries is a party nor will the execution of this Agreement or the consummation of the Transactions consummated hereby violate or trigger any “change in control” provision or covenant in any Contract to which the Company or any Subsidiary is a party.

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Section 3.11 Title to Properties. Except as set forth in the Company Disclosure Schedule, the Company does not own any real property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted or result in or would reasonably be expected to result in a Company Material Adverse Effect.

Section 3.12 Intellectual Property. Company for itself and all subsidiaries represents and warrants to Parent as follows:

(a)                The Company Disclosure Schedule contains a list of all intellectual property of any and every kind and nature that Company and/or any of Company's subsidiaries own or control, including, without limitation, the following: (i) all domain names; (ii) all Compositions (as defined below), together with a designation as to which Compositions are registered for copyright in the United States Copyright Office (the "Copyright Office"); (iii) all Recordings (together with the Compositions, each a “Work”), together with a designation as to which Recordings are registered for copyright in the Copyright Office; (iv) all audiovisual productions, together with a designation as to which audiovisual productions are registered for copyright in the Copyright Office; (v) all scripts upon which Company’s audiovisual productions are based; (vi) all books, together with a designation as to which books are registered for copyright in the Copyright Office; (vii) all other works of authorship of any and every kind and nature, together with a designation as to which works are registered for copyright in the Copyright Office; (viii) all trademarks, together with a designation as to which trademarks are registered in the United States Patent and Trademark Office; (ix) all licenses of Company’s brand and characters; (x) all trade names; and (xi) all characters utilized by the Company in the intellectual property described in subclauses (i)-(x) hereof (collectively, "Company's Intellectual Property").

(b)                Company is the sole and exclusive owner of all right, title and interest in and to Company's Intellectual Property, including, without limitation, the title, lyrics and music with respect to all Compositions and all arrangements and other derivative works thereof, and all other rights of whatsoever nature therein and thereto, whether now or hereafter known, and all claims and demands accrued or to accrue with respect thereto, and all copyrights and renewal, extended and reversionary terms of copyright therein and thereto, and all rights to secure renewals, extensions and reversions of copyright, throughout the universe, and the right to receive and retain Company's entire share of royalties and other payments with respect to all of Company's Intellectual Property, all as set forth in Company’s Disclosure Schedule, and except only to the extent (if at all) expressly limited by Company’s Disclosure Schedule attached hereto. Except as and to the extent indicated in Company’s Disclosure Schedule, no person or business entity other than Company has or may validly claim a proprietary, administrative, participatory or reversionary interest (subject to the operation of law) in any of Company's Intellectual Property. Company has good and marketable title to Company's Intellectual Property (to the extent of Company's percentage interest as set forth in Company’s Disclosure Schedule), and no interest therein has been assigned, pledged or otherwise transferred or encumbered, nor has any Encumbrance been granted therein, to secure indebtedness or otherwise.

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(c)               All of the grants of rights and conveyances contained in the agreements and/or other instruments of transfer between Company and the holders of rights in and to Company's Intellectual Property (collectively, the "Acquisition Agreements"), are in full force and effect; except as set forth on Company’s Disclosure Schedule, all of Company's rights and interests in Company's Intellectual Property are freely assignable to the Parent. Company has fully performed all of Company's obligations thereunder; Company is not in breach of or in default with respect to any of the Acquisition Agreements; and, without limitation of the generality of the foregoing, Company has fully and timely accounted to and paid all royalties and other payments in accordance with the terms of all Acquisition Agreements with respect to all income received by Company prior to the Closing Date that was derived from the use and exploitation of Company's Intellectual Property. Company has not received any notice, nor does Company have any knowledge, that any party to any Acquisition Agreement intends to cancel, rescind or claim a breach of any provision thereof. Company warrants that true, complete and correct copies of all material contracts, documents and information, including, without limitation, the Acquisition Agreements, in Company's control or possession have been made available to the Company prior to the execution of this Agreement. There are no material facts or circumstances bearing on this transaction or the rights and interests in Company's Intellectual Property that have not been expressly disclosed to Parent in this Agreement.

(d)               No adverse claim of any nature, kind or description exists and no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation is known or suspected by Company to be pending, threatened or anticipated with respect to any of Company’s Intellectual Property or any rights or interests of Company or any subsidiary therein, including, without limitation, the copyrights therein. All of Company's Intellectual Property is original and protectable under the copyright laws of the United States, the Universal Copyright Convention and the Berne Convention and no portion thereof infringes upon any other work(s) or any right(s) of any third party;

(e)               All Compositions have been properly registered in the United States with ASCAP, BMI and/or SESAC, as applicable, and have been included on cue sheets properly registered in the United States with ASCAP, BMI and/or SESAC, as applicable.

(f)                Except as provided on the Company Disclosure Schedule, Company is not bound by any agreement, understanding or arrangement concerning the publication, subpublication, recording, distribution or other exploitation of any of Company's Intellectual Property anywhere in the world, other than those concerning non-exclusive mechanical, non-exclusive print, non-exclusive co-publishing, performing rights and other non-exclusive use licenses that were made in the ordinary course of business. True copies of all subpublishing, co-publishing, print and/or other licenses and agreements currently in effect with respect to any of Company’s Intellectual Property have been made available to Parent prior to the execution of this Agreement. The Company Disclosure Schedule contains a true and complete schedule of all such licenses and agreements (other than non-exclusive mechanical, print and synchronization licenses).

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(g)               As of the Closing Date, there are no outstanding advances recoupable from earnings derived from any of Company's Intellectual Property made to Company by any administrator, foreign subpublisher, print licensee or other third party, except only those from the sources and in the amounts set forth in Company’s Disclosure Schedule. At no time within the year prior to the Closing Date has Company caused the acceleration of any income payable with respect to any of Company's Intellectual Property or deferred any royalty obligations or other credits or offsets thereto. Company’s unaudited financial statements fairly reflect all required payments to all third parties for royalty obligations, distribution fees, advances, minimum guarantees or otherwise, arising out of income received by Company prior to the Closing Date.

(h)               There are no exclusive songwriter agreements, exclusive recording agreements or other current or future obligations for advances to any songwriter, recording artist, performer or other third party for which Company shall be responsible after the Closing Date.

(i)                 All of Company's Intellectual Property, including, without limitation, the Recordings and the performances embodied thereon, were produced and created in accordance with applicable law and, to the extent (if at all) applicable, the rules and regulations of all applicable unions, guilds, and performing rights organizations. To the extent that any of Company's Intellectual Property, including, without limitation, the Recordings, were commercially released by Company, Company has obtained or will obtain from the copyright owners thereof, including, without limitation, all third-party copyright owners of the applicable Compositions embodied in such Recordings, all necessary mechanical licenses.

(j)                 For purposes of this Section 3.12 the following definitions shall apply:

(i)                 "Administration Rights" means any of the rights of Company to "administer" (as that term is commonly understood in the music industry) Company's Intellectual Property, as set forth in and as limited by the applicable Acquisition Agreement, which may include, but are not necessarily limited to, the rights to publish, administer, exploit (in any and all media of whatsoever nature, whether now known or hereafter devised), deal in, transfer or otherwise dispose of Company’s Intellectual Property or any portion thereof throughout the world, and/or to collect all income, compensation or consideration of whatsoever nature arising out of the exercise of such rights (except only the Writer's Public Performance Share and any other payments made directly by collection organizations, such as SoundExchange, to Record Parties, payable at any time on or after the Closing Date. Administration Rights may also include, without limitation, the non-exclusive rights to use the name, image and/or likeness of, and biographical information concerning, the Writers of a Work and the Record Parties, and to reproduce, print, publish or disseminate the same in any medium or by any method, now or hereafter known, for the purpose of exploiting, administering and otherwise dealing with the Works, or any of them, and to authorize others to exercise any of the foregoing rights, subject to any approval rights or restrictions contained in the Acquisition Agreements.

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(ii)                "Composition(s)" means all musical compositions to the extent owned, controlled and/or acquired by Company and/or by any of Company's Affiliates prior to the Closing Date, including, without limitation, those musical compositions, or portions thereof, that are listed on Company’s Disclosure Schedule. The musical compositions described in the preceding sentence shall include, without limitation, musical compositions whether the same were originally claimed or registered as a musical composition or as a musical part of a dramatico-musical work, and shall also include, without limitation, any music, lyrics, titles and/or cues, whether domestic or foreign, and any arrangement, adaptation, edition, translation into a foreign language and/or derivative work based thereon and all right, title and interest in and to such musical compositions, including, without limitation, all copyrights therein and all renewals, extensions, continuations and restorations and reversions of such copyrights (whether vested, contingent or inchoate and whether such renewals, extensions, continuations, restorations and reversions are now in existence or come into existence as a result of future legislation or the interpretation thereof) in all countries of the world or otherwise throughout the universe, as well as all causes of action, including, without limitation, those for infringement, arising from the date of creation of each such musical composition, whether now known or unknown to Company. For the avoidance of doubt, and without in any way limiting the foregoing, a musical composition that would otherwise be a "Composition" but is not listed on Company’s Disclosure Schedule shall nonetheless be deemed a "Composition" hereunder.

(iii)               "Encumbrance(s)" means any lien, claim, encumbrance, mortgage, pledge, conditional sales agreement, restriction, decree, award, judgment, order, option, right of first refusal, power of attorney in favor of any Person other than Company, hypothecation or security interest (whether or not perfected) of any nature whatsoever affecting any of Company's assets, including, without limitation, any infirmity on the title in, of and to Company’s assets, or any of them.

(iv)              "Order" means any order, judgment, ruling, injunction, award, or decree.

(v)               "Record Party" or "Record Parties" mean the recording artists, performers, producers, mixers and other similar Persons (or parties deriving rights through them), the results and proceeds of whose services are embodied in or otherwise used in connection with the Recordings, and/or from whom various rights in the Recordings were acquired pursuant to Acquisition Agreements, or any of them.

(vi)              "Recording(s)" means and includes, individually and collectively, all sound recordings solely embodying Compositions, or portions thereof, or any other musical compositions, or portions thereof, solely to the extent of Company's ownership, control, or Administration Rights therein, and all of Company's right, title and interest in and to such sound recordings pursuant to a relevant Acquisition Agreement, which may include, but shall not necessarily be limited to, all copyrights therein (to the extent owned and/or controlled by Company), and all renewals, extensions, continuations and restorations and reversions of such copyrights, owned or controlled by Company, or to which Company may become entitled pursuant to operation of law (whether vested, contingent or inchoate, and whether such renewals, extensions, continuations, restorations and reversions are now in existence or come into existence as a result of future legislation or the interpretation thereof) in all countries of the world or otherwise throughout the universe, as well as all titles (to the extent the same may be owned and/or controlled), and other derivative works based upon such sound recordings, to the extent of Company's ownership or control thereof, and all causes of action, including those for infringement, arising from the date of creation of each such sound recording, whether now known or unknown to Company in all events.

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(vii)             "Society" means a music rights society or organization that is generally recognized as such within the music industry and is authorized to license the non-dramatic public performance and/or mechanical reproduction and/or sound recording rights of one or more of the Works in one or more countries of the world (e.g., ASCAP, BMI, SESAC, HFA). For the avoidance of doubt, a Subpublisher or a Third-Party Administrator is not a Society.

(viii)            "Subpublisher" means any Person authorized to administer and act as a publisher of one or more of the Works on a general basis and to grant rights in such Work(s) to users or other Persons in a particular country or group of countries outside of the United States. Notwithstanding the foregoing, with respect to any agreements whereby Company authorized any Person to administer only a particular right in one or more Works (such as agreements with any Society), and whereby such Person does not assume general responsibility for exploiting the Work(s) concerned, then such Person is not a Subpublisher for the purposes of this Agreement. "Third-Party Administrator" means any third-party music publisher or other Person in the United States with whom Company has a direct agreement for the general administration and management of Company's rights in and to the Works or a substantial number of them. Notwithstanding the foregoing, a Person who is authorized by the Company to administer or license only a particular right in one or more of the Works (such as a Society), which Person does not assume general responsibility for exploiting the Work(s) in question, is not a Third-Party Administrator.

(ix)               "Writer(s)" means any author, composer and/or lyricist who wrote and/or composed the Compositions, or any of them. "Writer's Public Performance Share" means royalties, fees or other income actually payable to any Writer(s) by ASCAP, BMI, SESAC or any other applicable performing rights organization, or otherwise as compensation for the exploitation of non-dramatic public performance rights in the Compositions.

Section 3.13 Insurance. Except as set forth on the Company Disclosure Schedule, the Company does not hold any insurance policy.

Section 3.14 Transactions With Affiliates and Employees. Except as set forth in the Company Disclosure Schedule, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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Section 3.15 Application of Takeover Protections. The Company is not subject to any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Charter Documents or the laws of its state of formation that is or could become applicable to Seller as a result of Seller and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and Seller’ ownership of the Parent Stock.

Section 3.16 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

Section 3.17 ERISA Compliance; Excess Parachute Payments. The Company does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Company Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Company.

Section 3.18 No Additional Agreements. The Company does not have any agreement or understanding with Seller with respect to the Transactions other than as specified in this Agreement.

Section 3.19 Investment Company. The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.20 Disclosure. All disclosure provided to the Parent regarding the Company, its business and the Transactions, furnished by or on behalf of the Company (including the Seller’s and Company’s representations and warranties set forth in this Agreement and the Company Disclosure Schedule) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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Section 3.21 Absence of Certain Changes or Events. Except in connection with the Transactions and as disclosed in the Company Disclosure Schedule, since December 31, 2012, the Company has conducted its business only in the ordinary course, and there has not been:

(a)              any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Company Material Adverse Effect;

(b)              any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect;

(c)              any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)              any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Company Material Adverse Effect;

(e)              any material change to a material Contract by which the Company or any of its assets is bound or subject;

(f)               any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and does not materially impair the Company’s ownership or use of such property or assets;

(g)              any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)              any alteration of the Company’s method of accounting or the identity of its auditors;

(i)               any declaration or payment of dividend or distribution of cash or other property to Seller or any purchase, redemption or agreements to purchase or redeem any Membership Units;

(j)               any issuance of equity securities to any officer, director or affiliate; or

(k)              any arrangement or commitment by the Company to do any of the things described in this Section.

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Section 3.22 Foreign Corrupt Practices. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.23 Licenses and Permits. The Company has obtained and maintains all federal, state, local and foreign licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications required to be maintained in connection with the operations of the Company as presently conducted and as proposed to be conducted the absence of which has caused or is reasonably likely to cause a Company Material Adverse Effect. The Company is not in default under any of such licenses, permits, consents, approvals, registrations, memberships, authorizations and qualifications except for such defaults that have not caused or would not reasonably be likely to result in a Company Material Adverse Effect.

Section 3.24 Environmental Laws. The Company and each Subsidiary (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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Section 3.25 Indebtedness. Except as disclosed in the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Company Material Adverse Effect, and (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Company Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

Section 3.26 Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.27 Management. During the past five year period, no current officer or director or, to the knowledge of the Company, no former officer or director or current ten percent (10%) or greater member of the Company or any of its Subsidiaries has been the subject of:

(a)              a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

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(b)               a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c)               any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)                 Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)                Engaging in any type of business practice; or

(iii)               Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d)               any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(e)               a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f)                a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.28 Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

Section 3.29 Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

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Section 3.30 No Undisclosed Events, Liabilities, Developments or Circumstances. To the best knowledge of the Company no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that in the reasonable judgment of the Company (i) has not already been made known to the Parent; or (ii) could have a Company Material Adverse Effect. Except as set forth in the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise). The Company Disclosure Schedule sets forth all financial and contractual obligations and liabilities (including any obligations to issue membership interests or other securities of the Company) due after the date hereof.

Section 3.31 No Other Representations or Warranties. Except for the representations and warranties contained in Article II and Article III of this Agreement, neither Seller nor the Company has made any representation or warranty, express or implied, concerning the Company, its financial condition, results of operations, assets, or prospects, and such representations and warranties supersede any prior statements made by any person regarding the Transactions.

Article IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to Seller and the Company, that, except as set forth in Parent SEC Documents (as defined in Section 4.06(a) herein and then only if: (x) the Parent SEC Document is disclosed by form and date of filing; and (y) it is reasonably apparent that any event, item or occurrence disclosed in such Parent SEC Documents is an event, item or occurrence that relates to a matter covered by any representation or warranty set forth in this Article IV) or in a Disclosure Schedule delivered by the Parent to the Company and Seller (the “Parent Disclosure Schedule”) (it being understood and agreed that disclosure of any event, item or occurrence set forth in the Parent Disclosure Letter shall apply to, qualify or modify the Section or subsection to which it corresponds and each of the other Sections of this Agreement to the extent the relevance of such disclosure to such other Section or subsection is reasonably apparent from the text and nature of such disclosure). For purposes of this Agreement a “Parent Material Adverse Effect” shall mean a sustained material adverse change or event in the business, results of operations, or financial condition of the Parent or adversely affecting the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions. For purposes of this clause, a “Parent Material Adverse Effect” shall not include any effects, events, developments or changes arising out of or resulting from (A) changes or conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in the industries in which the Parent operates, (C) changes in general legal, tax, regulatory, political or general economic conditions affecting the Parent in each case, proposed, adopted or enacted after the date hereof, or the interpretation or enforcement thereof, with the exception of any law that would prevent the business of the Parent to be concluded in the ordinary course and in accordance with past practice or that would prevent or substantially impair the consummation of the Transactions, (D) natural disasters, (E) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism, (F) any action taken by Company, Seller or its respective affiliates in bad faith or in violation of this Agreement, or (G) any matter fully, fairly, and specifically disclosed in the Parent Disclosure Schedule.

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Section 4.01 Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”). Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full organizational power and authority to enter into this Agreement. Merger Sub has not conducted any business. Merger Sub has no liabilities of whatever kind or nature or any obligations other than as provided for in this Agreement.

Section 4.02 Subsidiaries; Equity Interests. Other than Merger Sub, the Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

Section 4.03 Capital Structure. The authorized capital stock of the Parent consists of Seven Hundred Million (700,000,000) shares of Parent Common Stock, and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, of which (i) 99,715,566 shares of Parent Common Stock are issued and outstanding (ii) no shares of Preferred Stock are outstanding, and (iii) no shares of Parent Common Stock or preferred stock are held by the Parent in its treasury. Parent also has stock purchase warrants for the purchase of 62,500 shares of Parent Common Stock, 50,000,000 shares of Parent Common Stock reserved for issuance under existing stock incentive plans and stock options for the purchase of 11,555,000 shares of Parent Common Stock, outstanding, of which options to purchase 7,800,000 shares of Parent Common Stock will be cancelled in connection with the transactions contemplated by this Agreement. No other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent, including the Parent Stock, are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Stock may vote (“Voting Parent Debt”). Except for the transactions described in Section 4.23, or as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act. The Parent Disclosure Schedule includes a true and correct pro-forma capitalization table of the Company: (i) immediately prior to consummation of the Merger contemplated by this Agreement and after giving effect to, among other transactions involving Parent Common Stock the transactions provided for in Section 4.23 hereof and outstanding options and warrants; and (ii) immediately after consummation of the Merger after which Seller will own 50% of the issued and outstanding shares of Parent Common Stock.

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Section 4.04 Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the Constituent Agreements and the consummation by the Parent of the Merger and the Concurrent Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement, the Constituent Agreements, the Merger and the Concurrent Transactions. Each of this Agreement and the Constituent Agreements constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

Section 4.05 No Conflicts; Consents.

(a)                The execution and delivery by the Parent of this Agreement and the Constituent Agreements, do not, and the consummation of Merger and the Concurrent Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.05(b), any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the Constituent Agreements or the consummation of the Merger or the Concurrent Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

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Section 4.06 SEC Documents; Undisclosed Liabilities.

(a)                The Parent has filed or furnished (as applicable) all Parent SEC Documents since August 15, 2011, pursuant to Sections 13 and 15 of the Exchange Act or Section 5 of the Securities Act, as applicable, and applicable regulations promulgated thereunder and together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by Parent with the SEC, together will all amendments thereto and including all exhibits and schedules thereto and documents incorporated by reference therein collectively the “Parent SEC Documents”.

(b)               As of its respective filing date, or in the case of Parent SEC Documents that are registration statements filed pursuant to the Securities Act, as of their respective effective dates, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents: (i) have been prepared from and in accordance with, and accurately reflect, the books and records of Parent and its Subsidiaries in all material respects; (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (iii) have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as may be indicated in the notes thereto or, for normal and recurring year-end adjustments as may be permitted by the SEC on Form 10-Q or Form 8-K or any successor or like form) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and (iv) fairly present the financial position of Parent and Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c)                Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. The Parent SEC Documents set forth all financial and contractual obligations and liabilities (including any obligations to issue capital stock or other securities of the Parent) due after the date hereof.

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(d)              There are no “off balance sheet arrangements,” as defined in Item 303 of Regulation S-K under the Securities Act, to which Parent or any Subsidiary of the Company is a party.

(e)               The Parent Disclosure Schedule describes all outstanding payables and the aging of such payables.

(f)               Except for outstanding payables listed in the Parent Disclosure Schedule Parent has no Indebtedness as of the Closing.

Section 4.07 Internal Controls; Sarbanes-Oxley Act.

(a)               Parent and its Subsidiaries have implemented and maintain internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of Parent financial statements in accordance with GAAP, which includes policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of the assets of Parent and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of Parent financial statements in accordance with GAAP, and that receipts and expenditures of Parent and its Subsidiaries are being made only in accordance with authorizations of Parent’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on the Parent financial statements.

(b)              Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed to Parent’s auditors and the audit committee of the Board of Directors of Parent, if any (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.

(c)               Since August 15, 2011 through the date hereof, to the knowledge of Parent, (i) none of the Parent, any of its Subsidiaries or any director, officer, or auditor of Parent or any of its Subsidiaries has received or otherwise had or obtained knowledge of, any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees, or agents to the Board of Directors of Parent or any committee thereof or to any director or officer of the Parent.

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Section 4.08 Compensation Schedule. In connection with the Merger, Parent and certain executives and employees have implemented a revision of the compensation payable to such executives and employees of Parent. Exhibit G sets forth the names of such executives and employees, their pre- and post-revision compensation rate, and the form of such compensation (cash and stock) that will be in effect after the Merger as well as any additional shares of Parent Common Stock that will be or has already been issued to certain executives of the Parent in consideration for such compensation revision. Except for such revision and any employment agreement filed as exhibits to the Parent SEC Filings or in the Parent Disclosure Schedule, Parent has no other agreement or understanding with any officer, director, employee, agent, independent contractor or consultant regarding compensation payable by Parent.

Section 4.09 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule, from the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)               any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent SEC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

(b)               any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)                any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)               any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)                any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)                any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)               any resignation or termination of employment of any officer of the Parent;

(h)               any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

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(i)                any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)               any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)                any issuance of equity securities to any officer, director or affiliate, except pursuant to existing option plans of the Parent; or

(m)              any arrangement or commitment by the Parent to do any of the things described in this Section 4.09.

Section 4.10 Taxes.

(a)               The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes have been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)                There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

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Section 4.11 Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Parent SEC Documents to the date of this Agreement, except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, there has not been any adoption or amendment in any material respect by Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Parent (collectively, “Parent Benefit Plans”). As of the date of this Agreement, except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

Section 4.12 ERISA Compliance; Excess Parachute Payments. Except as disclosed in the Parent Disclosure Schedule, the Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

Section 4.13 Litigation. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect and neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

Section 4.14 Compliance with Applicable Laws. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, the Parent is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents, the Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

Section 4.15 Contracts. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

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Section 4.16 Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted or result in or would reasonably be expected to result in a Parent Material Adverse Effect. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

Section 4.17 Intellectual Property. Parent for itself and all subsidiaries represents and warrants to Company as follows:

(a)                Parent Disclosure Schedule contains a list of all intellectual property of any and every kind and nature that Parent and/or any of Parent's subsidiaries own or control, including, without limitation, the following: (i) all domain names; (ii) all Compositions, together with a designation as to which Compositions are registered for copyright in the Copyright Office; (iii) all Recordings, together with a designation as to which Recordings are registered for copyright in the Copyright Office; (iv) all audiovisual productions, together with a designation as to which audiovisual productions are registered for copyright in the Copyright Office; (v) all scripts upon which Parent’s audiovisual productions are based; (vi) all books, together with a designation as to which books are registered for copyright in the Copyright Office; (vii) all other works of authorship of any and every kind and nature, together with a designation as to which works are registered for copyright in the Copyright Office; (viii) all trademarks, together with a designation as to which trademarks are registered in the United States Patent and Trademark Office; (ix) all licenses of Parent’s brand and characters; (x) all trade names; and (xi) all characters, including, without limitation, "DJ", "Frankie", "Lola", "Oboe", "Rosie", "Tempo" and "Vinko" (collectively, "Parent's Intellectual Property").

(b)               Parent is the sole and exclusive owner of all right, title and interest in and to Parent's Intellectual Property, including, without limitation, the title, lyrics and music with respect to all Compositions and all arrangements and other derivative works thereof, and all other rights of whatsoever nature therein and thereto, whether now or hereafter known, and all claims and demands accrued or to accrue with respect thereto, and all copyrights and renewal, extended and reversionary terms of copyright therein and thereto, and all rights to secure renewals, extensions and reversions of copyright, throughout the universe, and the right to receive and retain Parent's entire share of royalties and other payments with respect to all of Parent's Intellectual Property, all as set forth in Parent’s Disclosure Schedule, and except only to the extent (if at all) expressly limited by Parent’s Disclosure Schedule attached hereto. Except as and to the extent indicated in Parent’s Disclosure Schedule, no person or business entity other than Parent has or may validly claim a proprietary, administrative, participatory or reversionary interest (subject to the operation of law) in any of Parent's Intellectual Property. Parent has good and marketable title to Parent's Intellectual Property (to the extent of Parent's percentage interest as set forth in Parent’s Disclosure Schedule, and no interest therein has been assigned, pledged or otherwise transferred or encumbered, nor has any Encumbrance been granted therein, to secure indebtedness or otherwise.

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(c)                All of the grants of rights and conveyances contained in any Acquisition Agreements between Parent and the holders of rights in and to Parent's Intellectual Property, are in full force and effect. Parent has fully performed all of Parent's obligations thereunder; Parent is not in breach of or in default with respect to any of the Acquisition Agreements; and, without limitation of the generality of the foregoing, Parent has fully and timely accounted to and paid all royalties and other payments in accordance with the terms of all Acquisition Agreements with respect to all income received by Parent prior to the Closing Date that was derived from the use and exploitation of Parent's Intellectual Property. Parent has not received any notice, nor does Parent have any knowledge, that any party to any Acquisition Agreement intends to cancel, rescind or claim a breach of any provision thereof. Parent warrants that true, complete and correct copies of all material contracts, documents and information, including, without limitation, the Acquisition Agreements, in Parent's control or possession have been made available to the Company prior to the execution of this Agreement. There are no material facts or circumstances bearing on this transaction or the rights and interests in Parent's Intellectual Property that have not been expressly disclosed to Company in this Agreement.

(d)               No adverse claim of any nature, kind or description exists and no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation is known or suspected by Parent to be pending, threatened or anticipated with respect to any of Parent's Intellectual Property or any rights or interests of Parent or any subsidiary therein, including, without limitation, the copyrights therein. All of Parent's Intellectual Property is original and protectable under the copyright laws of the United States, the Universal Copyright Convention and the Berne Convention and no portion thereof infringes upon any other work(s) or any right(s) of any third party;

(e)                Except as set forth on Parent’s Disclosure Schedule, all Compositions have been properly registered in the United States with ASCAP, BMI and/or SESAC, as applicable, and have been included on cue sheets properly registered in the United States with ASCAP, BMI and/or SESAC, as applicable.

(f)                Except as provided on Parent Disclosure Schedule, Parent is not bound by any agreement, understanding or arrangement concerning the publication, subpublication, recording, distribution or other exploitation of any of Parent's Intellectual Property anywhere in the world, other than those concerning non-exclusive mechanical, non-exclusive print, non-exclusive co-publishing, performing rights and other non-exclusive use licenses that were made in the ordinary course of business. True copies of all subpublishing, co-publishing, print and/or other licenses and agreements currently in effect with respect to any of Parent’s Intellectual Property have been made available to Company prior to the execution of this Agreement. Parent Disclosure Schedule contains a true and complete schedule of all such licenses and agreements (other than non-exclusive mechanical, print and synchronization licenses).

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(g)               As of the Closing Date, there are no outstanding advances recoupable from earnings derived from any of Parent's Intellectual Property made to Parent by any administrator, foreign subpublisher, print licensee or other third party, except only those from the sources and in the amounts set forth in Parent’s Disclosure Schedule. At no time within the year prior to the Closing Date has Parent caused the acceleration of any income payable with respect to any of Parent's Intellectual Property or deferred any royalty obligations or other credits or offsets thereto. Parent’s unaudited financial statements fairly reflect all required payments to all third parties for royalty obligations, distribution fees, advances, minimum guarantees or otherwise, arising out of income received by Parent prior to the Closing Date.

(h)               There are no exclusive songwriter agreements, exclusive recording agreements or other current or future obligations for advances to any songwriter, recording artist, performer or other third party for which Parent shall be responsible after the Closing Date.

(i)                 All of Parent's Intellectual Property, including, without limitation, the Recordings and the performances embodied thereon, were produced and created in accordance with applicable law and, to the extent (if at all) applicable, the rules and regulations of all applicable unions, guilds, and performing rights organizations. To the extent that any of Parent's Intellectual Property, including, without limitation, the Recordings, were commercially released by Parent, Parent has obtained or will obtain from the copyright owners thereof, including, without limitation, all third-party copyright owners of the applicable Compositions embodied in such Recordings, all necessary mechanical licenses.

(j)                 Reference is hereby made to (i) that certain music services agreement, by and between Pacific Entertainment, on the one hand, and The Orchard Enterprises, Inc. d/b/a Orchard Distribution ("Orchard Distribution"), on the other hand, as such agreement may have been amended or otherwise modified (the "Orchard Music Services Agreement"), a true, complete and correct copy of which, including amendments and related correspondence, has been delivered previously to the Company, and (ii) that certain synchronization administration agreement dated as of July 21, 2006, by and between Pacific Entertainment Corp., on the one hand, and The Orchard Enterprises, Inc. d/b/a Orchard Music Services ("Orchard Music Services"), on the other hand, as such agreement may have been amended or otherwise modified (the "Orchard Synch Admin Agreement"), a true, complete and correct copy of which, including amendments and related correspondence, has been delivered previously to Company. Termination notices have been sent by Parent to Orchard Distribution and Orchard Music Services with respect to the Orchard Music Services Agreement and the Orchard Synch Admin Agreement. Notwithstanding such termination notices, the Orchard Music Services Agreement and the Orchard Synch Admin Agreement have been extended until December 31, 2013.

For purposes of this Section 4.17 capitalized terms not defined in this Section shall have the meanings provided in Section 3.12.

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Section 4.18 Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

Section 4.19 Transactions With Affiliates and Employees. Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.20 Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent Charter or the laws of the State of Nevada that is or could become applicable to the Company as a result of Seller and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Stock and Seller’s ownership of the Parent Stock.

Section 4.21 No Additional Agreements. The Parent does not have any agreement or understanding with Seller or members of Seller with respect to the Transactions other than as specified in this Agreement or the Constituent Agreements.

Section 4.22 Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.23 Closing of Recapitalization. Concurrent with the closing of the Merger Parent has consummated a recapitalization consisting of: (i) the exchange of 157,539,219 shares of Parent Common Stock for and in payment of the Parent indebtedness described in Exhibit F; and (ii) the sale of shares of Parent Common Stock at a per share price of $0.035 for an aggregate purchase price of not less than $1,000,000 and up to $1,500,000. The offer and sale of Parent Common Stock in connection with the Parent recapitalization is being made in compliance with applicable federal and state securities Laws. After the recapitalization described in (i) through (iii) hereof, Parent will not have any Indebtedness or outstanding payables and the capitalization of Parent will be as described in the pro-forma capitalization table provided for in Section 4.03.

Section 4.24 Execution and Delivery of Constituent Agreements. Parent has executed and delivered the Constituent Agreements, which subject to consummation of the Merger are in full force and effect and constitute the binding obligations of Parent in accordance with their respective terms.

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Section 4.25 Consulting Agreements. Parent has entered into a consulting agreements with ROAR LLC and Girlilla Marketing Consultation Agreement pursuant to which such consultants will receive 6,749,175 and 1,000,000 shares of Parent Common Stock, respectively.

Section 4.26 Accounts Payable. As of the date of this Agreement and the Closing Date Parent has paid, or has allocated funds on hand and from the proceeds of the private placement described in Section 4.23 (ii) to pay: (i) all undisputed accounts payable that are past due by more than 30 days in accordance with the terms of the invoices related to such payables; all payables and obligations of any kind to pay any consideration to or reimbursement of expenses of legal counsel, financial advisors, consultants, or any other person arising from or related to the Exchange or the transactions described in Section 4.23. The Parent Disclosure Schedule sets forth any accounts payable that are currently in dispute.

Section 4.27 Disclosure. All disclosure provided to Seller and the Company regarding the Parent, its business and the Transactions, furnished by or on behalf of Parent (including Parent’s representations and warranties set forth in this Agreement and the Parent Disclosure Schedule) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

Article V

Deliveries

Section 5.01 Deliveries of Seller. At Closing as a further condition thereof, concurrently with the Closing, the Seller shall deliver or cause to be delivered to the Parent:

(a)                this Agreement duly executed by an authorized signatory of the Seller;

(b)               fully executed assignment or subscription agreements or other evidence of the Seller’s ownership of Membership Units and that upon Closing, Seller shall have the rights to receive the Parent Stock and Seller shall be the only owner of Membership Units (or any other ownership interest of any class or character) of the Company;

(c)                certificates representing Seller’s Membership Units along with duly executed stock powers for transfer to the Parent;

(d)               a Lockup Agreement, substantially in the form attached hereto as Exhibit D executed by the Seller and the Officer Lockup Agreements, substantially in the form attached hereto as Exhibit E, executed by each of the Heywards;

(e)                a certificate, in a form reasonably acceptable to the Parent, executed by the Chief Executive Officer of the Seller, dated as of the Closing Date, certifying the representations and warranties set forth in Article II are true, complete and accurate in all material respects;

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(f)                the Constituent Agreements, duly executed by the applicable signatories thereto.

(g)               Evidence that, at Closing, the Company owns and possesses valid title to each of the patents and applications set forth on the Company Disclosure Schedule and all of the Intellectual Property Rights and the Seller shall deliver a certificate certified attesting to the foregoing.

Section 5.02 Deliveries of the Parent. At Closing, as a further condition thereof, concurrently with the Closing, the Parent shall deliver to Seller and the Company:

(a)                a certificate to the Company and Seller from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereunder, including any required amendments to the Parent Charter, are all true, complete and correct and remain in full force and effect;

(b)               a certificate executed by the Chief Executive Officer of the Parent, dated as of the Closing Date, certifying the representations and warranties set forth in Article IV are true, complete and accurate in all material respects

(c)                a certificate representing the new shares of Parent Stock issued to the Seller;

(d)               the Constituent Agreements, duly executed by the Parent;

(e)                Evidence of the resignations, to be effective on the eleventh day following the date on which Parent meets its information obligations under the Exchange Act, of the following officers and directors of the Parent: Klaus Moeller (as to his position as Chairman of the Board and Chief Executive Officer only), Michael Meader, Larry Balaban, Howard Balaban and Saul Hyatt; provided that between the Closing Date and the effective date of such resignations, the Board of Directors of Parent shall not take or authorize any corporate action, other than as necessary to effectuate the purposes of this Agreement, without the prior approval of Seller;

(f)                Evidence of termination of the employment agreements of Klaus Moeller, Larry Balaban and Howard Balaban;

(g)               Evidence of the appointment of the following individuals as officers of the Parent, at such positions as are set forth below:

(i)                Andy Heyward- Chairman and Chief Executive Officer; and

(ii)               Amy Heyward- President

(iii)              Gregory Payne- Secretary

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(h)               Evidence of the election of the following individuals to the Parent’s Board of Directors, which shall become effective on the eleventh day following the date on which Parent meets its information obligations under the Exchange Act:

(i)                 Andy Heyward

(ii)                Amy Heyward

(iii)               Lynne Segall

(iv)               Jeff Weiss

(v)                Joseph “Gray” Davis

(vi)               Will McDonough

(vii)              Bernard Cahill

(i) A pro-forma capitalization table as of the Closing reflecting the capitalization of the Company on a fully-diluted and converted basis after giving effect to the transactions contemplated in this Agreement reflecting that the Parent Stock issued to Seller in the Merger represents 50% of the issued and outstanding shares of Parent Common Stock.

(j) A pro-forma balance sheet of Parent immediately after the Closing which reflects the sum of cash on hand plus the proceeds from the private placement described in Section 4.23(ii) less the payment or allocation of funds for the payment of accounts payable as provided in Section 4.26 of not less than $317,855 (“Parent Closing Cash Amount”); and no Indebtedness except as set forth on the Parent Disclosure Schedule 406(c).

(k) Bank statements as of the latest practical date evidencing Parent’s cash balance of at least $1,000,000 or, in the alternative, evidence or confirmation of proceeds from the sale of the Parent Common Stock described in Section 4.23(ii) that has been wired to the Parent’s bank account that, when added to the Parent’s current cash balance is equal to at least $1,000,000.

(l) A secretary’s certificate indicating that the Parent Board has adopted an amendment to the Parent’s articles of incorporation subject to shareholder approval substantially in the form attached hereto as Exhibit I.

Section 5.03 Deliveries of the Company. At Closing, as a further condition thereof, concurrently with the Closing, the Company shall deliver:

(a)                to the Parent and Seller this Agreement executed by the Company;

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(b)               to the Parent, a certificate from the Company, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Company’s Charter Documents and resolutions of the Board of Directors or Manager of the Company approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect;

(c)                certificate, in a form reasonably acceptable to the Parent, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the representations and warranties set forth in Article III are true, complete and accurate in all material respects;

(d)               if requested by the Parent, the results of UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company; and

(e)                bank statement or other form of confirmation reasonably acceptable to Parent confirming that Company has cash on hand or immediately available funds as of the Closing Date in an amount equal to the Parent Closing Cash Amount.

(f)                A pro-forma balance sheet of Company immediately after the Closing which shall reflect immediately after the Closing only those payables and Indebtedness disclosed in the Company Disclosure Schedules and cash equal to the Parent Closing Cash Amount.

Article VI

Covenants

Section 6.01 Public Announcements. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement, the Merger and the Concurrent Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

Section 6.02 Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

Section 6.03 Exclusivity. Subject to any fiduciary obligations applicable to its boards of directors, the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions or the Concurrent Transactions. The Company shall notify the Parent immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

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Section 6.04 Audit of Company Financial Statements. The Company shall deliver to Parent audited financial statements for the Company’s most recently completed last two fiscal years and unaudited financial statements for any subsequent interim period no later than 30 days from the Closing Date.

Section 6.05 Company Valuation. The Company shall deliver to Parent a valuation of its assets, conducted by a nationally recognized valuation firm, within fifteen (15) days from the Closing Date.

Section 6.06 Top Up Issuance of Parent Stock. In the event it is determined within 12 months after the Closing that the Parent Stock issued to Seller at the Closing represented on the Closing Date less than 50% of the issued and outstanding shares of Parent Common Stock, additional shares of Parent Common Stock shall be issued to Seller to eliminate any such deficiency. In the event that any options to purchase or other securities convertible or exchangeable for Parent Common Stock that are outstanding on the Closing Date (the “Closing Date Options”) are exercised prior to their respective termination date, the Parent shall issue to the Seller such number of shares of Parent Common Stock as shall equal the number of shares of Parent Common Stock issued to the holder of the applicable exercised Closing Date Option. The obligations of the Parent contained the foregoing sentence shall terminate upon the expiration of the latest to expire Closing Date Options.

Article VII

Miscellaneous

Section 7.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Genius Brands International, Inc.
3111 Camino del Rio North, Suite 400
San Diego, CA 92108
Attn: Chief Financial Officer

With a copy to:

Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, NY 10006
hkesner@srff.com
212-930-9700

If to the Seller or Company, to:

A Square Entertainment LLC
9401 Wilshire Boulevard Suite 608
Beverly Hills, California 90212

With a copy to:

Manatt Phelps & Phillips, LLP
11355 W. Olympic Blvd.
Los Angeles, California 90064
Attention: Gordon M. Bava and Lee Phillips

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Section 7.02 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and Seller. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 7.03 Replacement of Securities. If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement certificate or instrument. If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7.04 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Seller, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.05 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”.

Section 7.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

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Section 7.07 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and facsimile or electronic delivery of this Agreement is legal, valid and binding for all purposes.

Section 7.08 Entire Agreement; Third Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies. The representations and warranties of Seller and the Company contained in this Agreement shall survive the Closing and the termination of this Agreement.

Section 7.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in the Central District of California and the parties hereby waive any and all rights to trial by jury.

Section 7.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Reorganization as of the date first above written.

The Parent:	GENIUS BRANDS INTERNATIONAL, INC.

	By:	/s/ Jeanene Morgan
Name: Jeanene Morgan
Title: Chief Financial Officer

The Company:	A SQUARED ENTERTAINMENT, LLC

	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Co-Manager

	By:	/s/ Amy Moynihan Heyward
Name: Amy Moynihan Heyward
Title: Co-Manager

The Seller:	A SQUARED HOLDINGS, LLC

	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Co-Manager

	By:	/s/ Amy Moynihan Heyward
Name: Amy Moynihan Heyward
Title: Co-Manager

Merger Sub:	A2E ENTERTAINMENT ACQUISITION LLC

	By:	/s/ Jeanene Morgan
Name: Jeanene Morgan
Title: Chief Financial Officer

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